Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the Stockholders of 2WR Colorado and 2WR Georgia and MJ12 Design Studio

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of 2WR Colorado, Inc. and 2WR Georgia, Inc. and MJ12 Design Studio, Inc. (the “Companies”) as of December 31, 2020, and 2019, the related combined statements of operations and comprehensive income, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Companies as of December 31, 2020, and 2019, and the results of their operations and their cash flows each of the two years in the period ended December 31, 2020, in conformity with account principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on the Companies’ financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Companies in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements, whether due to error or fraud. The Companies are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal controls over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Companies’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BF Borgers CPA PC

We have served as the Company’s auditor since 2021.

Lakewood, CO

July 30, 2021

2WR COLORADO, INC. AND 2WR GEORGIA, INC. AND MJ12 DESIGN STUDIO, INC.

COMBINED BALANCE SHEETS

AT DECEMBER 31, 2020 AND 2019

	2020	2019
ASSETS
Current Assets
Cash and cash equivalents	$559,188	$484,601
Accounts receivable, net	846,181	651,119
Deposits & Prepayments	131,531	110,022
Total Current Assets	1,536,900	1,245,742

Property, Plant and Equipment, net	85,500	153,530

Other Assets
Right of Use Assets, net	106,271	140,966
Total Other Assets	106,271	140,966

Total Assets	$1,728,671	$1,540,238

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts Payable	55,028	240,769
Accrued Liabilities	1,020,836	1,169,992
Notes Payable, Current	290,314	376,123
Right of Use Liabilities, current	107,645	122,444
Total Current Liabilities	1,473,823	1,909,328

Long Term Liabilities
Notes Payables	757,666	519,455
Right of Use Liabilities	-	21,227
Total Long Term Liabilities	757,666	540,682

Total Liabilities	2,231,489	2,450,010

Stockholders’ Equity (Deficit)
Common Stock, $1 par value, 965 shares issued and outstanding at December 31, 2020, and 2019,respectively	965	965
Additional Paid In Capital	8,281	8,281
Stockholder Distributions	(876,993)	(338,588)
Net Income	945,358	402,880
Accumulated Deficit	(580,430)	(983,310)
Total Stockholders’ Equity (Deficit)	(502,819)	(909,772)

Total Liabilities and Stockholders’ Deficit	$1,728,671	$1,540,238

The accompanying Notes are an integral part of these Combined Financial Statements.

2WR COLORADO, INC. AND 2WR GEORGIA, INC. AND MJ12 DESIGN STUDIO, INC.

COMBINED STATEMENT OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
REVENUE:
Service Revenue	$6,183,895	$5,853,722
Total Revenue	6,183,895	5,853,722

Cost of Services	3,509,713	3,608,866

GROSS PROFIT	2,674,182	2,244,856
EXPENSES
General and Administrative	1,695,707	1,755,521
Loss on Sale of Assets	14,146	4,805
Total Expenses	1,709,853	1,760,326
OPERATING INCOME	964,329	484,530
OTHER INCOME (LOSS)
Interest Income	276	282
Interest Expense	(45,378)	(89,067)
Misc Other Income	26,131	7,135
Total Other Income (Loss)	(18,971)	(81,650)

Income (loss) before income taxes	945,358	402,880
Provision (Credit) for Income Taxes	-	-

NET INCOME	$945,358	$402,880

Other Comprehensive Income (Loss)	-	-
TOTAL COMPREHENSIVE INCOME (LOSS)	$945,358	$402,880

Basic net income per common share	$980	$417
Basic weighted average common shares outstanding	965	965

The accompanying Notes are an integral part of these Combined Financial Statements.

2WR COLORADO, INC. AND 2WR GEORGIA, INC. AND MJ12 DESIGN STUDIO, INC.

COMBINED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

			Additional			Total
	Common Stock		Paid-In	Stockholder	Accumulated	Stockholders’
	Shares	Amount	Capital	Distributions	Deficit	Equity

Balance, December 31, 2018	980	$980	$21,571	$(269,143)	$(983,310)	$(1,229,902)
Redemption of Common Stock	(15)	(15)	(13,290)	6,555	-	(6,750)
Stockholder Distribution	-	-	-	(76,000)	-	(76,000)
Net Income	-	-	-	-	402,880	402,880
Balance, December 31, 2019	965	$965	$8,281	$(338,588)	$(580,430)	$(909,772)

Balance, December 31, 2019	965	$965	$8,281	(338,588)	$(580,430)	$(909,772)
Stockholder Distribution	-	-	-	(538,405)	-	(538,405)
Net Income	-	-	-		945,358	945,358
Balance, December 31, 2020	965	$965	$8,281	(876,993)	$364,928	$(502,819)

The accompanying notes are an integral part of these combined financial statements

2WR COLORADO, INC. AND 2WR GEORGIA, INC. AND MJ12 DESIGN STUDIO, INC.

COMBINED STATEMENT OF CASHFLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
OPERATING ACTIVITIES:
Net Income	$945,358	$402,880

Adjustments to Reconcile Net Loss:
Bad Debt Expense	59,716	4,624
Depreciation	46,999	64,327
Loss on Sale of Assets	14,146	4,805

Changes in Operating Assets & Liabilities:
Increase in Accounts Receivable	(254,778)	(112,991)
Increase in Prepaid Expenses	(21,507)	(55,068)
Decrease in Right of Use Assets	34,694	26,208
(Decrease) Increase in Accounts Payable & Accrued Expenses	(334,897)	223,074
Decrease in Right of Use Liabilities	(36,026)	(24,840)
Net Cash Received from Operating Activities	453,705	533,019

CASH FLOWS FROM INVESTING ACTIVITIES:
Sale (Purchase) of Property, Plant and Equipment, net	6,885	(12,497)
Net Cash (Used In) Received Investing Activities	6,885	(12,496)

CASH FLOWS FROM FINANCING ACTIVITIES:
Funds Received from (Payments on) Notes Payable, net	152,402	(96,129)
Redemption of Common Stock	-	(6,750)
Stockholders’ Distributions	(538,405)	(76,000)
Net Cash Used In Financing Activities	(386,003)	(178,879)
	-

INCREASE IN CASH & CASH EQUIVALENTS	$74,587	$341,643

CASH & CASH EQUIVALENTS, BEG OF YEAR	$484,601	$142,958

CASH & CASH EQUIVALENTS, END OF THE PERIOD	$559,188	$484,601

SUPPLEMENATAL CASH FLOW DISCLOSURES

Non Cash Investing Activities
Cash Paid for Interest	$45,377	$89,067
Cash Paid for Taxes	$-	$-

The accompanying Notes are an integral part of these Combined Financial Statements.

2WR COLORADO, INC. AND 2WR GEORGIA, INC. AND MJ12 DESIGN STUDIO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

1. Organization and Summary of Significant Accounting Policies

Organization

2WR Colorado, Inc. and 2WR Georgia, Inc. and MJ12 Design Studio, Inc. (collectively, the “Companies”) provide planning, consulting, architectural and engineering design services to commercial and government clients primarily in Colorado and Georgia. The Companies in recent years has also been involved in offering such services to the cannabis industry in the design and engineering of cultivation facilities. ..

Basis of Presentation and Principles of Combination

These combined financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles (“GAAP”). They include the accounts of 2WR of Colorado, Inc. and 2WR of Georgia, Inc. and MJ12 Design Studio, Inc, entities that have common ownership and inter-company transactions. All inter-company accounts and transactions have been eliminated in combination.

Use of Estimates

In preparing the combined financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates include estimated revenues under design contracts.

Cash and Cash Equivalents

The Companies consider all highly liquid short-term cash investments with an original maturity of three months or less to be cash equivalents. As of December 31, 2020, and 2019, the Companies did not maintain any cash equivalents. The Companies maintain cash with financial institutions that may from time to time exceed federally insured limits. The Companies have not experienced any losses related to these balances and believes the risk to be minimal. There are no restricted or compensating cash balances as of December 31, 2020, and 2019.

Accounts Receivable, Net

Trade accounts receivables are carried at the original invoiced amounts less an allowance for doubtful accounts. As of December 31, 2020, and 2019, the balance of allowance for doubtful accounts was $0, respectively. The allowances for doubtful accounts are calculated based on a review of certain individual customer accounts and an estimation of the overall economic conditions affecting the Company’s customer base. The Company reviews a customer’s credit history before extending credit to the customer. If the financial condition of its customers were to deteriorate, resulting in an impairment of their ability to make payments, additions to the allowance would be required. A provision is made against accounts receivable to the extent they are considered unlikely to be collected. Occasionally the Company will write off bad debt directly to the bad debt expense account when the balance is determined to be uncollectable. Bad debt expense for the years ended December 31, 2020, and 2019 was $59,716 and $4,624, respectively.

Fair Value of Financial Instrument

The Companies’ financial instruments consist principally of cash and cash equivalents, accounts receivable, right of use assets, accounts payable, and notes payable. The Companies’ value their financial assets and liabilities using fair value measurements. Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities measured at fair value are categorized based on whether the inputs are observable in the market and the degree that the inputs are observable. The categorization of financial instruments within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. The hierarchy is prioritized into three levels (with Level 3 being the lowest) defined as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities that the entity has the ability to access.

Level 2: Observable inputs other than prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated with observable market data.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies, and similar techniques that use significant unobservable inputs.

The carrying amount of the Companies’ cash and cash equivalents, accounts receivable, and accounts payable in these combined financial statements approximates fair value because of the short-term nature of the instruments. The carrying amount of our notes payable at December 31, 2020, and 2019 approximates their fair values based on our incremental borrowing rates.

There have been no changes in Level 1, Level 2, and Level 3 categorizations and no changes in valuation techniques for these assets or liabilities for the years ended December 31, 2020, and 2019.

Property, Plant, and Equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line . No impairment charges were recorded for the years ended December 31, 2020, and 2019.

The estimated useful lives for significant property and equipment categories are as follows:

Computer and Technology Equipment	3 years
Furniture and Equipment	5 years
Vehicles	3 years

Operating Lease Right of Use Assets

Operating lease right of use assets are stated at cost less accumulated depreciation, amortization and impairment. The Company has two operating leases with an imputed annual interest rate of 6.1%. The terms of the leases are 12 months commencing on January 1, 2020 and ending on December 31, 2020 and a 12 month lease commencing on July 1st 2020 and ending on June 30th, 2021The Company is currently evaluating whether to renew these leases.

Impairment of Long-lived Assets

The Company evaluates potential impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. An impairment will be recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value.

Revenue Recognition

The Companies recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers, which requires that five basic steps be followed to recognize revenue: (1) a legally enforceable contract that meets criterial standards as to composition and substance is identified; (2) performance obligations relating to provision of goods or services to the customer are identified; (3) the transaction price, with consideration given to any variable, noncash, or other relevant consideration, is determined; (4) the transaction price is allocated to the performance obligations; and (5) revenue is recognized when control of goods or services is transferred to the customer with consideration given to whether that control happens over time or not. Determination of criteria (3) and (4) are based on our management’s judgments regarding the fixed nature of the selling prices of the services and products delivered and the collectability of those amounts.

We enter into separate contracts for the services we provide to our customers in order to clarify our obligations under the terms of the contracts. New contracts are entered into if the services to be performed or products to be delivered need to be modified. Service revenues are satisfied when services are rendered or completed in accordance with the terms of the contract.

Customer Deposits

On occasion the Companies will collect deposits from customers at the beginning of the contract for services in connection with services performed in developing the contract and the associated plans for the project under the contract. The customer payments received are recorded as a prepaid customer deposit liability on the balance sheet. When the contract is executed and meets all the criteria for revenue recognition, the deposit is recorded against the customer’s receivable balance. In certain situations when the customer has paid the deposit and services have been performed but the customer chooses not to proceed with the contract, the Company may keep the deposit and recognize revenue. At December 31, 2020, and 2019, the Company had outstanding prepaid customer deposits of $2,640 and $0, respectively. ..

Cost of Revenue

The Company’s policy is to recognize cost of revenues in the same manner as, and in conjunction with, revenue recognition. The Company’s cost of revenues includes the costs directly attributable to revenue recognized and includes expenses related to fees for third-party services, company labor costs and associated permits and fees.

Advertising Costs

The Company expenses advertising costs in the periods the costs are incurred. Prepayments made under contracts are included in prepaid expenses and expensed when the advertisement is run. Total advertising expense incurred for the years ended December 31, 2020, and 2019 was $2,525 and $3,483 respectively.

Income Taxes

The shareholders of the Companies have elected to be taxed under Subchapter S of the Internal Revenue Code of 1986, as amended. As such, the Companies do not record any tax provisions, assets or liabilities on the combined financial statements. Instead, the individual shareholders are taxed on the profits of the Companies based on their ownership of the Companies.

Recently Adopted Accounting Pronouncements

From time to time, the Financial Accounting Standards Board (the “FASB”) or other standards setting bodies issue new accounting pronouncements. The FASB issues updates to new accounting pronouncements through the issuance of an Accounting Standards Update (“ASU”). Unless otherwise discussed, the Companies believe that the impact of recently issued guidance, whether adopted or to be adopted in the future, is not expected to have a material impact on the Company’s financial statements upon adoption.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This update replaces the incurred loss impairment methodology with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. This update is effective for interim and annual periods beginning after December 15, 2022, with a modified-retrospective approach. The Companies are currently evaluating the impact that this new guidance will have on its consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06—Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40)—Accounting For Convertible Instruments and Contracts in an Entity’s Own Equity. ASU 2020-06 simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for it. ASU 2020-06 also simplifies the diluted net income per share calculation in certain areas. The new guidance is effective for annual and interim periods beginning after December 15, 2021, and early adoption is permitted for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. The Companies are currently evaluating the impact that this new guidance will have on its consolidated financial statements.

2. Related Party and Intercompany Transactions

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

In accordance with ASC 850, the Company’s combined financial statements include disclosures of material related party transactions, other than compensation arrangements, expense reimbursements, and other similar items in the ordinary course of business, as well as transactions that are eliminated in the preparation of combined financial statements.

During the years ended December 31, 2020, and 2019, 2WR Georgia provided services on contracts and projects obtained by 2WR Colorado and recognized revenue and costs in connection with these services. During the years ended December 31, 2020, and 2019, 2WR Georgia recognized net revenue of $278,198 and $203,950 from work performed on behalf of 2WR Colorado. Such amounts have been eliminated as a part of the combination.

3. Property, Plant and Equipment

Property, plant and equipment, at cost, consists of the following:

	Fiscal Year Ended
	December 31, 2020	December 31, 2019

Computer equipment	$2,484	$-
Vehicles	253,813	321,047
Furniture and fixtures	5,620	-
Total	261,917	321,047
Accumulated depreciation	(176,417)	(167,517)
Property, Plant and equipment, net	$85,500	$153,530

Depreciation expense for the fiscal years ended December 31, 2020, and 2019 were $46,999 and $64,327, respectively. Depreciation is calculated using primarily the straight-line method over the estimated useful lives of the assets.

During the years ended December 31, 2020, the Companies sold vehicles for $18,000 recognizing a loss on the sale of $14,146. During the year ended December 31, 2020, the Companies purchased furniture and fixtures totaling $5,620.

During the year ended December 31, 2019, the Companies sold vehicles for $42,000, recognizing a loss on the sale of $4,805.

1. 4. NOTES PAYABLE

Notes Payable consist of:

	Maturity	Annual Interest		Secured By	December 31,
	Date	Rate	Guaranteed	Assets	2020	2019
Bank of the West SBA	November 2028	8.25%	Yes	No	$292,155	$318,730

Paycheck Protection Program “PPP” Stockton Bank	April 2022	1%	Yes	Yes	342,500	-

Southern States Bank Line of Credit	December 2022	5.5%	Yes	Yes	26,470	39,595

Suntrust Commercial Loan 42	September 2023	7.25%	Yes	Yes	89,250	117,323

Suntrust Line of Credit Loan 26	NA	Variable	Yes	Yes	173,897	198,897

Columbus Community Bank Term loan	August 2020	5%	Yes	Yes	-	27,736

Bank of the West Line of Credit	NA	Variable	Yes	No	-	27,126

Various Auto Loan	November 2021 to June 2025	3.9% to 5.8%	Yes	Yes	74,600	134,367

Various Equipment and Software Loans	December 2021 to December 2023	2.58% to 4.39%	Yes	Yes	49,108	31,803

Total Outstanding Notes Payable					1,047,980	895,578

Less Current Portion					(290,314)	(376,123)

Total Long-term Portion Notes Payable					$757,666	$519,455

Minimum future payments for the next five years are expected to be:

Year Ended December 31,
2021	$421,004
2022	294,381
2023	138,985
2024	64,111
2025	51,994
Thereafter	151,651
Total	$1,122,126

Bank of the West SBA

On November 15, 2018 the Companies received an SBA guaranteed loan in the amount of $350,000. The note matures in November, 2028. The guarantee fee is $7,875 and is amortized over the life of the loan. During the year ended December 31, 2019, amortization of $787 was expensed. During the year ended December 31, 2020, amortization of $787 was expensed The monthly payments of interest and principle total $4,332. During the year ended December 31, 2019, payments of $23,580 in principal were paid and $27,211 in interest was paid. During the year ended December 31, 2020, payments of $13,916 in principal were paid and $8,351 in interest was paid. Additionally the bank forgave $13,448 in principle which is included in Other Income.

Bank of the West Line of Credit

On May 7, 2015 the Companies received Line of credit from Bank of the West in the amount of $40,000. $13,448 in principle which is included in Other Income. In January 2016 the company received $35,000 in proceeds from the line of credit. In August, 2017 the Companies paid back the loan in full. In February, 2018 the Companies received $30,000 in proceeds from the line of credit. In June, 2018 the company received $5,000 in proceeds from the line of credit. During the year ended December 31, 2019, payments of $6,706 in principal was paid and $1,912 in interest was paid. During the year ended December 31, 2020, payments of $27,125 in principal was paid and $416 in interest was paid. The loan was paid in full on May 7, 2020.

Paycheck Protection Program Farmers & Stockmens Bank

On April 13, 2020 the Companies received two Paycheck Protection Program Loans in the amount of $342,500 The PPP loan may be forgiven in part or fully depending on the Companies meeting certain PPP loan forgiveness guidelines. The Companies has not yet determined if any of the PPP loan is subject to forgiveness and has therefore continued to present the entire PPP loan as an obligation on its financial statements. Any unforgiven portion of the PPP loan is payable over a two-year term, with payments deferred during the Deferral Period. The Companies may prepay the unforgiven loan balance at any time without payment of any premium.

Southern States Line of Credit

On January 8, 2018 the Companies received an loan in the amount of $61,115. The note matures January 8, 2023. The monthly payments of interest and principal total $1,169.49. During the year ended December 31, 2019, payments of $11,510 in principal were paid and $2,523 in interest was paid. During the year ended December 31, 2020, payments of $13,124 in principal were paid and $2,079 in interest was paid.

Suntrust Commercial Loan 42

On September 14, 2018 the Companies received an loan in the amount of $150,000. The note matures September 14, 2023. The interest rate is 7.25% per annum. The monthly payments of interest and principal total $2,995.20. During the year ended December 31, 2019, payments of $26,403 in principal were paid and $8,778 in interest was paid. During the year ended December 31, 2020, payments of $28,072 in principal were paid and $5,413 in interest was paid.

Suntrust Line of Credit Loan 26

On September 14, 2018 the Companies received an line of credit in the amount of $200,000. obligation is payable on demand. The interest is a variable rate equal to the Prime Rate Index plus 2.25% per annum. On November 30, 2018 the company received $146,897. In 2019 the company received an additional $55,000 of cash proceeds. During the year ended December 31, 2019, payments of $3,000 in principal were paid and $14,691 in interest was paid. During the year ended December 31, 2020, payments of $25,000 in principal were paid and $6,165 in interest was paid.

Columbus Community Bank Term Loan

In January 2014 the Companies received a loan in the amount of $164,725. In September 2015, the Companies received an additional $50,000 in proceeds. The interest is 5% per annum. The monthly payments of interest and principal total $3,201.55. During the year ended December 31, 2019, payments of $33,052 in principal were paid and $2,164 in interest was paid. During the year ended December 31, 2020, payments of $27,736 in principal were paid and $3,325 in interest was paid. The loan was paid off in August 2020.

Various Auto Loans

The Companies entered into auto loans as needed to secure financing for the purchase of vehicles for employee use. The rates vary from 3.9% to 5.8%. During the year ended December 31, 2019, payments of $39,724 in principal were paid and $6,696 in interest was paid. During the year ended December 31, 2020, payments of $59,767 in principal were paid and $5,140 in interest was paid.

Various Equipment and Software Loans

The Companies entered into various loans to finance the purchase of equipment and software. The rates vary from 2.58% to 4.39%. During the year ended December 31, 2019, payments of $7,124 in principal were paid and $864 in interest was paid. During the year ended December 31, 2020, payments of $20,906 in principal were paid and $827 in interest was paid.

5. Concentration of Credit Risk

Financial instruments that potentially expose the Company to significant concentrations of credit risk consist primarily of cash and trade accounts receivable. The Company maintains the majority of its cash balances at financial institutions that management believes are of high-credit quality and financially stable. Accounts Receivables are not collateralized. The Company attempts to limit its credit risk by performing ongoing credit evaluations of its customers and maintaining adequate allowances for potential credit losses.

6. Operating Lease Liabilities & Commitments & Contingencies

The Company has two operating leases with an imputed annual interest rate of 6.1%. The terms of the first lease are 12 months commencing on January 1, 2020 and ends on December 31, 2020. The lease automatically renews if notice to exit the lease is not provided 6 months prior to the end of the lease term. The second lease commenced on July 1, 2018 and ends on June 30, 2021. The Lease was renewed on March 17, 2021 and ends July 31, 2025

The following is a summary of operating lease liabilities:

	2020	2019
Operating lease liabilities related to right of use assets.	$107,645	$143,671
Less current portion	(107,645)	(122,444)
Long term	$-	$21,227

Total remaining lease payments under both the Companies’’ operating and finance leases are as follows:

Fiscal Year	Operating Leases
2021	$107,645
2022	-
2023	-
2024	-
2025	-
Thereafter	-
Total lease payments	107,645
Less: Amounts representing interest	-
Total lease liabilities	$107,645

7. Stockholders’ Equity (Deficit)

Redemption of Shares

During the year ended December 31, 2019, the Company in accordance with the Share Redemption Agreement entered into with a stockholder, redeemed 15 shares of common stock for $6,750, cash. The shares were returned and cancelled by the Companies.

Equity Distributions

During the years ended December 31, 2020 and 2019, the Company made cash distributions to its stockholders totaling $538,405 and $76,000, respectively.

8. Commitments and Contingencies

The Company follows ASC 450, Contingencies, which requires the Company to assess the likelihood that a loss will be incurred from the occurrence or non-occurrence of one or more future events. Such assessment inherently involves an exercise of judgment. In assessing possible loss contingencies from legal proceedings or unasserted claims, the Company evaluates the perceived merits of such proceedings or claims, and of the relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss will be incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

9. Accounts Receivable Concentrations

The Company had does not have any customers whose revenue individually represented 20% or more of the Company’s total revenue, or whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable.

During the year ended December 31, 2020, 1 customers accounted for a total of 16% of accounts receivable concentration. During the year ended December 31, 2019, 1 customer accounted for a total of 17% of accounts receivable concentration. Both customer balances were thoroughly vetted to be reasonably attainable at the end of the year. No other single customer accounted for more than 10% of the accounts receivable balance in 2019 and 2020.

10. Subsequent Events

In accordance with ASC 855-10, the Company has analyzed its operations after December 31, 2020, to the date these combined financial statements were available to be issued and has determined that there were no significant subsequent events or transactions that would require recognition or disclosure in the combined financial statements for the years ended December 31, 2020 and 2019, except as disclosed below.

Stock Purchase Agreement

On June 28, 2021, the Companies and its majority shareholder Sam Andras (the “Sellers”) entered into a Stock Purchase Agreement (“Purchase Agreement”) with urban-gro, Inc., urban-gro Architect Holdings, LLC, (the “Buyer”), a wholly-owned subsidiary of urban-gro, Inc.,), pursuant to which the Buyer will purchase all of the issued and outstanding capital stock of 2WR of Colorado, Inc and 2WR of Georgia, Inc., (collectively, the “Purchased Shares”) from the Sellers.

Pursuant to the Purchase Agreement, the Purchased Shares will have a purchase price of up to $7.1 million, which purchase price is subject to customary working capital adjustments (the “Purchase Price”). At closing, the Purchase Price will be paid in the form of wire transfer of immediately available funds and the issuance of unregistered shares (the “Closing Payment Shares”) of urban-gro’s common stock, which Closing Payment Shares will have an aggregate stated value of approximately $2.0 million. Additionally, the Purchase Agreement provides for additional earnout payments (“Earnout Payments”) to the Sellers of up to an aggregate amount of $2.0 million, payable in cash or unregistered shares of Parent Common Stock in the Buyer’s sole discretion. The Earnout Payments are payable quarterly for a two year period and will be equal to twenty percent of the Seller’s Quarterly Gross Profit (as defined in the Purchase Agreement).The Purchase Agreement contains customary representations and warranties, operating covenants and termination rights.